                                                                       EXHIBIT 8



October 10, 2005

Pacific Continental Corporation
111 West 7th Avenue
Eugene, Oregon  97401
Attn:  Hal Brown, President and CEO

NWB Financial Corporation
1100 Olive Way, Suite 102
Seattle, Washington  98101
Attn:  Basant Singh, President and CEO

Re:      BANK MERGER/TAX CONSEQUENCES

Ladies and Gentlemen:

This letter responds to your request for our opinion as to certain federal income tax consequences of the proposed merger (the "Holding Company Merger") of NWB Financial Corporation ("NWB"), a corporation duly organized and validly existing under the laws of Washington and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with and into Pacific Continental Corporation ("PCBK"), a corporation duly organized and validly existing under the laws of Oregon and a registered bank holding company under the Bank Holding Company Act of 1956, as amended; and the proposed contemporaneous merger (the "Bank Merger") of Northwest Business Bank ("NWBB"), a state chartered banking corporation duly organized and validly existing under the laws of Washington, with and into Pacific Continental Bank ("PCB"), a state chartered banking corporation duly organized and validly existing under the laws of Oregon. The time at which the Holding Company Merger and the Bank Merger become effective is hereafter referred to as the "Effective Date."

We have acted as legal counsel to PCBK and PCB in connection with the Holding Company Merger and the Bank Merger. The Holding Company Merger will be effected pursuant to the Plan and Agreement of Merger Among Pacific Continental Corporation, Pacific Continental Bank, NWB Financial Corporation and Northwest Business Bank, dated as of August 17, 2005 (the "Plan and Agreement of Merger"), and the Bank Merger will be effected pursuant to the Bank Merger Agreement between Pacific Continental Bank and Northwest Business Bank (the "Bank Merger Agreement"). This opinion is rendered as required by Section 5.2.11 of the Plan and Agreement of Merger.

Pacific Continental Corporation
NWB Financial Corporation
October 10, 2005
Page 2


In connection with our opinion, we have examined and relied upon originals, certified copies, or copies otherwise identified to our satisfaction as being true copies of the originals of the following documents, including all exhibits and schedules attached thereto:

      1. The Plan and Agreement of Merger and the Bank Merger Agreement;

      2. Form S-4 filed with the Securities and Exchange Commission pursuant to
         Section 4.3.1 of the Plan and Agreement of Merger (the "Registration Statement"); and

      3. Such other documents, instruments, records and information pertaining to the Holding Company Merger and the Bank Merger as we have deemed necessary for rendering our opinion.

In our examination, we have assumed, without independent investigation or review, that (i) all documents submitted to us as originals are authentic, all signatures on all documents are genuine, all documents submitted to us as certified, conformed or photostatic copies conform to the original documents, and the originals of such copies are authentic; (ii) each document reviewed by us (a) has been or will be fully executed and delivered in substantially the same form, (b) is or will be in full force and effect, and (c) has not been and will not be amended or modified in any respect; (iii) all parties to the documents at all times had and will have full corporate power, authority and capacity to enter into, execute and perform all obligations under those documents and to observe and perform the terms and conditions thereof; (iv) the factual matters, statements and recitations contained in the documents (or otherwise made known to us through the Effective Date of the Holding Company Merger and the Bank Merger) are accurate, true and complete; and (v) the Holding Company Merger and the Bank Merger will be effected in accordance with the terms of the Plan and Agreement of Merger and the Bank Merger Agreement, respectively. In rendering our opinion, we have also relied upon certain assumptions and written representations by each of PCBK, NWB, PCB and NWBB.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, or if there are any changes in the facts or circumstances surrounding the Holding Company Merger or the Bank Merger, the opinion expressed herein may become inapplicable.

Based upon and subject to the foregoing, with respect to the Holding Company Merger and the Bank Merger, it is our opinion that:

Pacific Continental Corporation
NWB Financial Corporation
October 10, 2005
Page 3


      A. The Holding Company Merger will qualify as a reorganization under Code
         Section 368(a)(1)(A), and each of PCBK and NWB will be a party to such reorganization within the meaning of Code Section 368(b).

      B. The Bank Merger will qualify as a reorganization under Code Section 368(a)(1)(A), and each of PCB and NWBB will be a party to such reorganization within the meaning of Code Section 368(b).

      C. A holder of NWB common stock who receives solely cash in exchange for its shares of NWB common stock, and who owns those shares as a capital asset and does not actually or constructively own shares of PCBK after the Holding Company Merger, will recognize capital gain or loss. The amount of such gain or loss will be equal to the difference between the amount of cash received and the holder's aggregate tax basis in its shares of NWB common stock. The gain or loss will be long-term capital gain or loss if the shares of NWB common stock were held for more than one year.

      D. A holder of NWB common stock who receives both PCBK common stock and cash consideration in exchange for its shares of NWB common stock will recognize gain, but not loss, to the extent of the lesser of the gain realized by the holder in the exchange or the amount of cash received by the holder in the exchange. Any gain recognized by a holder who owns its shares of NWB common stock as a capital asset will be treated as capital gain if the exchange is, with respect to the holder, either "substantially disproportionate" or "not essentially equivalent to a dividend," each within the meaning of Code Section 302(b). The gain will be long-term capital gain if the shares of NWB common stock were held for more than one year.

      E. A holder of NWB common stock who receives solely PCBK common stock in exchange for its shares of NWB common stock will recognize no gain or loss.

      F. If a holder of NWB common stock receives cash in lieu of a fractional share interest in such common stock in the Holding Company Merger, the holder will be treated as having received a fractional share of PCBK common stock and having immediately exchanged that fractional share for cash in a taxable redemption by PCBK.

Except as specifically set forth above, we express no opinion on the tax consequences to any person of the Holding Company Merger, the Bank Merger or any other transactions relating to or occurring in connection with the Holding Company Merger or the Bank Merger. We do not purport to describe herein all tax consequences that might flow from the Holding Company

Pacific Continental Corporation
NWB Financial Corporation
October 10, 2005
Page 4


Merger or the Bank Merger. We are members of the Bar of the State of Washington. We do not express or infer any opinion herein concerning any law other than the federal law of the United States. The opinion expressed herein is rendered as of the Effective Date. We assume no obligation to update or supplement our opinion to reflect any change or modification of the facts or circumstances that may hereafter come to our attention or any change in law that may hereafter become effective.

Our opinion is being furnished only to PCBK and NWB in connection with the Holding Company Merger and the Bank Merger and solely for their benefit in connection therewith. It may not be used or relied upon by any other person or entity or for any other purpose, and may not be circulated, quoted or otherwise referenced for any other purpose whatsoever without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us in the Registration Statement under the heading "Certain Federal Income Tax Consequences." By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

GRAHAM & DUNN PC

/s/ Graham & Dunn PC



DFW/dfw